==============================================================

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                           FORM 8-K/A
                        (Amendment No. 1)

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


                         March 9, 2001
----------------------------------------------------------------
        Date of Report (Date of earliest event reported)


                  Independent Bankshares, Inc.
----------------------------------------------------------------
     (Exact name of Registrant as specified in its charter)


       Texas                0-10196                 75-1717279
-----------------          ----------              -------------
(State of Other            (Commission           (I.R.S. Employer
 Jurisdiction             File Number)          Identification No.)
of Incorporation)

      547 Chestnut Street
        P.O. Box 3296
        Abilene, Texas                                    79604
---------------------------------------                  --------
(Address of principal executive offices)                (Zip Code)


                         (915) 677-5550
----------------------------------------------------------------
      (Registrant's telephone number, including area code)


                         Not Applicable
----------------------------------------------------------------
  (Former name or former address, if changed since last report)




================================================================

     The undersigned company hereby amends the following "Item 7.
Financial Statements and Exhibits" of its Current Report on Form
8-K filed on March 23, 2001, dated March 9, 2001, to include the following:

ITEM 7.   Financial Statements and Exhibits.

     On March 9, 2001, State National Bank of West Texas, Abilene, Texas, the Company's subsidiary bank (formerly First State Bank, National Association, Abilene, Texas) (the "Abilene Bank"), was merged with and into State National Bank of West Texas, a national banking association (the "Bank") and wholly owned subsidiary of State National Bancshares, Inc. of Delaware ("State National - Delaware"). The Bank continued as the surviving entity in the merger. Immediately after the merger, State National - Delaware, a wholly owned subsidiary of State National Bancshares, Inc. ("SNBI"), and the owner of all of the common stock of Independent Bankshares, Inc. (the "Company"), contributed to the Company and the Company, in turn, contributed to Independent Financial Corp., its wholly owned subsidiary ("Independent Financial"), all of the capital stock of the Bank. The result of the transaction was that the Abilene Bank was merged into the Bank, which became an indirect wholly owned subsidiary of the Company. There was no merger consideration paid as, prior to the transactions, the Abilene Bank and the Bank were both direct or indirect wholly owned subsidiaries of SNBI.

     This Amendment to the Company's Current Report on Form 8-K dated March 9, 2001, contains audited financial statements of an acquired business, the Bank, as of December 31, 2000, and December 31, 1999, with the Report of Independent Accountants thereon.

     In addition, this Amendment contains the unaudited pro forma combined balance sheet of the Company (consolidated) and the Bank as of December 31, 2000, and the unaudited pro forma combined statements of operations of the Company and the Bank for the year ended December 31, 2000. The unaudited Pro Forma Financial Information of the Company (consolidated) and the Bank has been adjusted to give effect to the push down accounting associated with the acquisition of the Company by SNBI on August 11, 2000, and the subsequent merger of United Bank & Trust, Abilene, Texas, an indirect subsidiary of SNBI, with and into the Abilene Bank on November 13, 2000.

(a)  Financial Statements of Business Acquired.

     Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, the Registrant hereby files the following financial statements of State National Bank of West Texas as of and for the years ended December 31, 2000 and 1999, including the signed Report of Independent Auditors:

Audited Financial Statements                      Page
----------------------------                      ----

  *   Report of Independent Auditors                4

  *   Balance Sheets as of December 31, 2000 and
      1999                                          5

  *   Statements of Operations for the Years        6
      Ended December 31, 2000 and 1999

  *   Statements of Changes in Shareholder's
      Equity for the Years Ended December 31,
      2000 and 1999                                 7

  *   Statements of Cash Flows for the Years
      Ended December 31, 2000 and 1999              8

  *   Notes to Financial Statements                 9

                 Report of Independent Auditors

Shareholders and Board of Directors
State National Bancshares, Inc.

We have audited the accompanying balance sheets of State National Bank of West Texas (the Bank), a wholly owned subsidiary of State National Bancshares, Inc., as of December 31, 2000 and 1999, and the related statements of operations, changes in shareholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of State National Bank of West Texas at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                   /s/  Ernst & Young, LLP



March 9, 2001

              State National Bank of West Texas

                       Balance Sheets

                   (Dollars in thousands)


                                            December 31,
                                          ------------------

                                            2000     1999
                                          -------   --------
 Assets

 Cash and due from banks                  $ 10,643  $ 10,831
 Federal funds sold                         12,820    20,532

 Interest-bearing deposits in other
   banks                                       500         -

 Securities:
  Available-for-sale                        46,459    36,704

  Held-to-maturity (estimated fair value of
   $13,495 and $18,956 in 2000 and 1999,
   respectively)                            13,517    19,114
 Loans, net                                122,637   113,490
 Premises and equipment, net                 3,359     2,714
 Accrued interest receivable and other
  assets                                     4,405     3,558

 Intangible assets, net                      2,381     2,601
                                          --------  --------

 Total assets                             $216,721  $209,544
                                          ========  ========

 Liabilities and Shareholder's Equity
  Deposits:
   Non-interest-bearing                   $ 29,572  $ 27,419
   Interest-bearing                        167,117   163,490
                                          --------  --------
                                           196,689   190,909

 Accrued interest payable                      776       583
 Other liabilities                             592       512
                                          --------  --------
 Total liabilities                         198,057   192,004

 Shareholder's equity:
  Common stock, $5 par value:
   Authorized shares - 1,500,000             7,500     7,500

   Issued shares - 1,500,000 in 2000
    and 1999

  Additional paid-in capital                10,500    10,500
  Accumulated earnings                         491       115
  Accumulated other comprehensive
   income (loss)                               173      (575)
                                          --------  --------
 Total shareholder's equity                 18,664    17,540
                                          --------  --------
 Total liabilities and shareholder's
   equity                                 $216,721  $209,544
                                          ========  ========

                   See accompanying notes.

              State National Bank of West Texas

                  Statements of Operations

                   (Dollars in thousands)


                                              Year ended
                                             December 31,
                                          -------------------

                                            2000       1999
                                          ---------  --------
Interest income:
 Loans, including fees                    $  10,926  $  9,954
 Securities                                   3,983     2,925
 Deposits in other banks                         27         9
 Federal funds sold                             707       616
                                          ---------  --------
Total interest income                        15,643    13,504

Interest expense:
 Deposits                                     7,897     6,471
 Federal funds purchased                          7         -
                                          ---------  --------
Total interest expense                        7,904     6,471
                                          ---------  --------
Net interest income                           7,739     7,033

Provision for loan losses                       277       466
                                          ---------  --------
Net interest income after provision for
  loan losses                                 7,462     6,567

Non-interest income:
 Service charges on deposit accounts            698       522
 Net realized gain (loss) on sale of
  investment securities                          (8)        -
 Other                                          245       137
                                          ---------  --------
Total non-interest income                       935       659

Non-interest expenses:
 Salaries and employee benefits               2,824     2,730
 Net occupancy expense                          381       288
 Amortization of intangibles                    220       246
 Other                                        2,347     2,182
                                          ---------  --------
Total non-interest expenses                   5,772     5,446
                                          ---------  --------

Income before income taxes                    2,625     1,780
Income tax expense                              899       605
                                          ---------  --------
Net income                                $   1,726  $  1,175
                                          =========  ========


                   See accompanying notes.

                        State National Bank of West Texas

                  Statements of Changes in Shareholder's Equity

                     (In thousands, except number of shares)

                                                                               Accumulated
                                                                                  Other
                                     Common Stock      Additional  Accumulated Comprehensive
                                  -------------------    Paid-in    Earnings      Income
                                    Shares     Amount    Capital    (Deficit)     (Loss)       Total
                                  ----------   -------  ---------  ----------  ------------  ---------
Balance at January 1, 1999         1,500,000   $ 7,500   $ 10,500    $    (310)   $   65       $17,755
 Comprehensive income:
  Net income                               -         -          -        1,175         -         1,175
  Change in unrealized gain (loss)
   on available-for-sale securities,
   net of deferred income taxes            -         -          -            -      (640)         (640)
															     -------
 Total comprehensive income                                                                        535
															     -------
 Cash Dividends                            -       -            -         (750)        -          (750)
                                   ---------   -------   --------    ---------    ------       -------
Balance at December 31, 1999       1,500,000     7,500     10,500          115      (575)       17,540
 Comprehensive income:
  Net income                               -         -          -        1,726         -         1,726
  Change in unrealized gain (loss)
   on available-for-sale securities,
   net of deferred income taxes            -         -          -            -       748           748
												        	           -------
 Total comprehensive income                                                                      2,474
															     -------
 Cash Dividends                            -         -          -       (1,350)        -        (1,350)
                                   ---------   -------   --------    ---------    ------       -------
Balance at December 31, 2000       1,500,000   $ 7,500   $  10,500   $     491    $  173       $18,664
                                   =========   =======   =========   =========    ======       =======


                             See accompanying notes.

              State National Bank of West Texas

                  Statements of Cash Flows

                   (Dollars in thousands)


                                       Year ended December 31,
                                       ----------------------

                                          2000        1999
                                       ----------  ---------
Operating Activities
Net income                             $  1,726    $  1,175
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
  Provision for loan losses                 277         466
  Depreciation and amortization             552         611
  Loss (gain) on sale of premises and
   equipment                                  2          (2)
  Net loss (gain) on sale of investment
   securities                                 8           -
  Deferred income taxes                     (12)       (109)
  Write-down of premises and equipment        -          63
  Net amortization of premium
   (discounts) on securities                206         326
  Net change in other assets and
   liabilities                             (946)       (298)
                                       --------    --------
Net cash provided by operating
  activities                              1,813       2,232
                                       --------    --------

Investing Activities
Purchases of securities available-for-
 sale                                   (12,842)    (28,385)
Proceeds from maturities and
 prepayments of securities available-
 for-sale                                 4,075       5,911
Proceeds from maturities and
 prepayments of securities held-to-
 maturity                                 5,527       8,649
Net increase (decrease) in loans         (9,424)        150
Purchase of premises and equipment,
 net                                       (978)       (269)
                                       --------    --------
Net cash used in investing
  activities                            (13,642)    (13,944)
                                       --------    --------
Financing Activities
Net increase in deposits                  5,779      21,635
Payment of cash dividends                (1,350)       (750)
                                       --------    --------
Net cash provided by financing
  activities                              4,429      20,885
                                       --------    --------

Net increase (decrease) in cash and
  cash equivalents                       (7,400)      9,173
Cash and cash equivalents, beginning
 of period                               31,363      22,190
                                       --------    --------
Cash and cash equivalents, end of
 period                                $ 23,963    $ 31,363
                                       ========    ========

Supplemental disclosures of cash
 flow information:
  Cash paid during the period for:
   Interest                            $  7,711     $ 6,414
   Income taxes                             808         471

Non-cash transactions:
  Transfer of loans to repossessed
   assets available for sale                  -         109


                   See accompanying notes.

                State National Bank of West Texas

                  Notes to Financial Statements


1.   Operations and Summary of Significant Accounting Policies

Organization and Nature of Business

     State National Bancshares, Inc. (SNBI), a Texas bank holding company, was incorporated on March 8, 1996 and subsequently acquired 100% of the outstanding stock of State National Bancshares of Delaware, Inc. (SNB Delaware), a subsidiary bank holding company incorporated in Delaware in 1996. SNB Delaware owned 100% of the outstanding stock of State National Bank of West Texas (SNB West Texas), a national bank that opened on October 1, 1996 and two other commercial banking subsidiaries.

     The accompanying financial statements include the accounts of SNB West Texas (the Bank).

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Pending Adoption of Accounting Standards

     During 1999, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of Effective Date of FASB Statement No. 133, which deferred the required adoption date of SFAS 133 to fiscal years beginning after June 15, 2000. SFAS 133, Accounting for Derivative Instruments and Hedging Activities, will require the recognition of all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Bank currently owns no significant derivative financial instruments and does not engage in hedging activities. As a result, the adoption of SFAS 133 on January 1, 2001, did not have a material effect on the Bank's financial position or results of operations.

Cash and Cash Equivalents

     Cash and cash equivalents include cash and due from banks, interest-bearing deposits in other banks, and federal funds sold.

Securities

     The Bank determines the appropriate classification of debt securities at the time of purchase. Debt securities are classified as held-to-maturity (HTM) when the Bank has the positive intent and ability to hold the securities to maturity.
HTM securities are stated at amortized cost.

     Debt securities not classified as HTM are classified as available-for-sale (AFS). AFS securities are stated at estimated fair value with unrealized gains and losses, net of income taxes, reported as part of comprehensive income. The Bank has no trading securities.

1.   Operations and Summary of Significant Accounting Policies
(continued)

     The amortized cost of debt securities classified as HTM or AFS is adjusted for amortization of premiums and accretion of discounts. The cost of AFS securities sold is based on the specific identification method. Realized gains and losses and declines in value judged to be other than temporary are included in the results of operations.

Loans

     Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the amount of unpaid principal reduced by unearned discount and an allowance for loan losses. Unearned discount on installment loans is recognized as interest income over their estimated lives, using a method which approximates the interest method. Interest on other loans is recognized using the simple-interest method on the daily balances of the principal amounts outstanding.

     The accrual of interest on impaired loans is discontinued when there is a clear indication that the borrower's cash flow may not be sufficient to meet payments as they become due. When a loan is placed on nonaccrual status, all previously accrued and unpaid interest is reversed. Interest income is subsequently recognized on the cash basis. The allowance for loan losses on impaired non-homogeneous loans is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the underlying collateral. A non-homogeneous loan is considered impaired when, based on current information and events, it is probable that the bank will be unable to collect all amounts due (both principal and interest) according to the terms of the loan agreement.

Allowance for Loan Losses

     The allowance for loan losses is increased by provision for loan losses and decreased by chargeoffs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on past loan loss experience, known inherent risks in the portfolio, adverse situations that may affect the borrowers' ability to repay, the estimated value of any underlying collateral, and current economic conditions. The allowance for loan losses is comprised of three elements which include: 1) allowances established on specific loans, 2) allowances based on loss experience and trends in pools or loans with similar characteristics, and 3) unallocated allowances based on general economic conditions and other internal and external risk factors in the Bank's individual markets. The total allowance for loan losses includes activity related to allowances calculated in accordance with SFAS No. 114 and in accordance with SFAS No. 5.

Premises and Equipment

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 40 years. Gains or losses on disposals of premises and equipment are included in results of operations. Assets held for future banking purposes are not depreciated until placed in service.

Other Real Estate

     Real estate and other repossessed assets acquired in settlement of loans are initially recorded at the lower of the loan balance or the estimated collateral fair value. Any excess of the loan balance over the estimated collateral fair value is charged to the allowance for loan losses. The carrying value of other real estate is periodically evaluated by management and is reduced to estimated fair value, less costs to dispose, as appropriate. Other real estate was not significant at December 31, 2000 or 1999.

1.   Operations and Summary of Significant Accounting Policies
     (continued)

Intangible Assets

     Acquisitions of other banks' deposits and fixed assets accounted for as purchases generally result in recording intangible assets such as core deposit intangibles and goodwill. Core deposit intangibles are amortized over a 10-year life using an accelerated method. The excess of cost over fair value of net identifiable assets of businesses acquired (goodwill) is amortized on a straight-line basis over 15 to 20 years. Accumulated amortization related to intangibles totaled approximately $659,000 and $439,000 at December 31, 2000 and 1999, respectively. All intangible assets are evaluated periodically to determine recoverability of their carrying value.

Income Taxes

     The Bank files a consolidated federal income tax return with its parent, SNBI, and other wholly owned SNBI subsidiaries. Taxes are computed in accordance with a tax allocation agreement between the Bank, SNBI, and other SNBI subsidiaries whereby current and deferred tax provisions approximate the amounts of each separate company's tax liability.

     Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting bases and tax bases of assets and liabilities. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recorded as appropriate.

Advertising

     Advertising costs are expensed as incurred. The total amount charged to advertising expense for the years ended December 31, 2000 and 1999,was approximately $95,000 and $122,000, respectively.

2.   Securities

     The following is a summary of AFS securities and HTM securities at December 31, 2000 (in thousands):


                                     Available-for-Sale Securities
                         ---------------------------------------------------
                                             Gross       Gross     Estimated
                            Amortized     Unrealized  Unrealized     Fair
                              Cost          Gains       Losses       Value
                         --------------  -----------  ----------  -----------

U.S. Government and
 agency securities        $    35,949      $    316     $  (88)     $ 36,177
Mortgage-backed
 securities                     9,709            64        (31)        9,742
Other securities                  540             -          -           540
                          -----------      --------     ------      --------
                          $    46,198      $    380     $ (119)     $ 46,459
                          ===========      ========     ======      ========

                                     Held-to-Maturity Securities
                         ---------------------------------------------------
                                             Gross       Gross     Estimated
                          Amortized       Unrealized  Unrealized     Fair
                             Cost           Gains       Losses       Value
                         -------------   ------------  ---------  ----------
U.S. Government and                                                 $  5,185
 agency securities        $     5,184      $      1     $    -
Mortgage-backed
 securities                     8,333             8        (31)        8,310
                          -----------      --------     ------      --------
                          $    13,517      $      9     $  (31)     $ 13,495
                          ===========      ========     ======      ========


     The following is a summary of AFS securities and HTM securities at December 31, 1999 (in thousands):


                                   Available-for-Sale Securities
                        -------------------------------------------------
                                          Gross       Gross     Estimated
                         Amortized    Unrealized   Unrealized     Fair
                            Cost         Gains       Losses      Value
                        -----------   -----------  ---------   ----------
U.S. Government and      $  27,772    $    -       $   (783)     $26,989
 agency securities
Mortgage-backed
 securities                  9,804         -            (89)       9,715
Other securities                 -         -              -            -
                        ----------    ----------    -------      -------
                         $  37,576    $    -        $  (872)     $36,704
                        ==========    ==========    =======      =======

                                    Held-to-Maturity Securities
                        --------------------------------------------------
                                          Gross       Gross      Estimated
                         Amortized    Unrealized   Unrealized     Fair
                            Cost         Gains       Losses       Value
                        ------------ ------------  ---------   -----------
U.S. Government and
 agency securities       $   8,199    $    -       $    (91)     $ 8,108
Mortgage-backed
 securities                 10,915         -            (67)      10,848
                         ---------    ---------    --------      -------
                         $  19,114    $    -       $   (158)     $18,956
                         =========    =========    ========      =======

     The amortized cost and estimated fair value of securities at December 31, 2000, are presented below by contractual maturity
(in thousands).



                                         December 31, 2000
                         -------------------------------------------------
                             Available-for-Sale        Held-to-Maturity
                         ------------------------  -----------------------
                                        Estimated               Estimated
                         Amortized       Fair      Amortized      Fair
                            Cost         Value        Cost       Value
                        -----------   -----------  ---------- -----------
Due in one year or less   $  6,042     $  6,014      $    -     $     -
Due after one year
 through five years         22,336       22,599       5,184       5,185
Due after five years
 through ten years           7,571        7,564           -           -
Due after ten years
                               540          540           -           -
Mortgage-backed
 securities and
 collateralized
 mortgage obligations        9,709        9,742       8,333       8,310
                         ---------  -----------     -------     -------
                         $  46,198     $ 46,459     $13,517     $13,495
                         =========  ===========     =======     =======


     Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

     Securities with carrying values of approximately $17,554,000 and $18,823,000 were pledged to secure certain deposits at December 31, 2000 and 1999, respectively.

     Gross realized losses of $8,000 and $-0- were recorded on sales and prepayments of available-for-sale securities in 2000 and 1999, respectively.

3.   Loans and Allowance for Loan Losses

     The Bank is primarily involved in real estate, commercial, and consumer lending activities with customers primarily in the West Texas area. Although the Bank has a diversified portfolio, its debtors' ability to honor their loan contracts is substantially dependent upon the general economic conditions of the region, which consist primarily of agribusiness, manufacturing, wholesale/retail and health care industries, and institutions of higher education.

     Loans at December 31, 2000 and 1999, are summarized by category as follows (in thousands):

                                   2000     1999
                                 -------- --------

Commercial                      $ 53,022  $ 38,209
Agricultural                      45,315    25,112
Real estate                        8,669    28,162
Installment                       16,863    22,426
Other                                  -       579
                                --------  --------
                                 123,869   114,488
Deferred dealer premiums and
 loan costs                          249       545
Allowance for loan losses         (1,481)   (1,543)
                                --------  --------
Loans, net                      $122,637  $113,490
                                ========  ========

     The changes in the allowance for loan losses during the years ended December 31, 2000 and 1999, are summarized as follows
(in thousands):

                                   2000     1999
                                 -------  -------

Balance, beinning of year        $1,543   $1,387
Provision for loan losses           277      466
Loans charged off to allowance     (379)    (330)
Recoveries                           40       20
                                 ------   ------
Balance at end of year           $1,481   $1,543
                                 ======   ======


     During the normal course of business, the Bank may enter into transactions with related parties, including their officers, employees, directors, significant shareholders, and their related affiliates. It is the Bank's policy that all such transactions are on substantially the same terms as those prevailing at the time for comparable transactions with others. There were loans outstanding, both directly and indirectly, to this group of approximately $6,686,000 and $7,191,000 at December 31, 2000 and 1999, respectively.

     At December 31, 2000 and 1999, loans identified as being impaired consisted of non-homogeneous loans placed on non-accrual status.

     At December 31, 2000 and 1999, the recorded investment in loans that are considered to be impaired under FAS 114 was approximately $250,000 and $278,000, respectively. These did not have a specific related reserve for loan losses at December 31, 2000 and 1999, respectively.

     The approximate effect of such non-earning assets was a loss of interest income of approximately $26,000 and $24,000 for the years ended December 31, 2000 and 1999, respectively. Payments received on these loans are first applied to principal, and interest is applied at the end of the note term. There was no interest income recognized on these loans for the years ended December 31, 2000 and 1999, respectively.

4.   Premises and Equipment

     Premises and equipment at December 31, 2000 and 1999, are summarized as follows (in thousands):

                                        2000    1999
                                      -------  ------

     Land                             $  609   $  516
     Premises                          1,944    1,564
     Furniture and equipment           1,718    1,403
                                      ------   ------
                                       4,271    3,483
     Accumulated depreciation           (912)    (769)
                                      ------   ------
                                      $3,359   $2,714
                                      ======   ======

     Depreciation expense amounted to approximately $332,000 and $327,000 at December 31, 2000 and 1999, respectively.

5.   Interest-Bearing Deposits

     At December 31, 2000 and 1999, interest-bearing deposits of
$100,000 or more were approximately $43,504,000 and $39,372,000, respectively.

     At December 31, 2000, the scheduled maturities of interest-bearing time deposits are as follows (in thousands):

                    2001            $ 97,109
                    2002               6,849
                    2003               2,869
                    2004                 563
                    2005                 177
                    Thereafter            17
                                    --------
                                    $107,584
                                    ========


6.   Income Taxes

     The components of the provision for income taxes are (in thousands):

                                      2000      1999
                                     -------  -------

     Current income tax expense      $  913    $  714
     Deferred income tax (benefit)      (14)     (109)
                                     -------   ------
     Income tax expense              $  899    $  605
                                     =======   ======

     The following is a reconciliation of the difference between income tax expense (benefit) as reported and the amount computed by applying the statutory income tax rate to income before income taxes (in thousands):

                                      2000      1999
                                    -------   -------

   Income before income taxes       $2,625    $1,780
   Statutory rate                       34%       34%
                                    ------   -------
   Income tax expense at statutory
    rate                               893       605
   Non-deductible meals and
    entertainment expenses               3         -
   Other, net                            3         -
                                    ------   -------
   Income tax expense as reported
                                    $  899   $   605
                                    ======   =======

     The components of the Bank's deferred tax assets and liabilities at December 31, 2000 and 1999, consist of the following (in thousands):

                                      2000     1999
                                    -------  -------
  Deferred tax assets:
   Premises and Equipment           $   33   $    18
   Allowance for loan losses           504       525
   Unrealized loss on securities
     available-for-sale                  -       296
   Other, net                           13        17
                                    ------   -------
                                       550       856
                                    ------   -------

  Deferred tax liabilities:
   Unrealized gain on securities
     available-for-sale                 89         -
   Bad debt reserve recapture           83       107
                                    ------   -------
                                       172       107
                                    ------   -------

     Net deferred tax asset         $  378   $   749
                                    ======   =======

     The Bank has recorded no valuation allowance on deferred tax assets as it believes that it is more likely than not that all of a deferred tax asset will be realized.

7.   Employee Benefits

     The Bank participates in the 401(k) profit sharing plans of SNBI to provide retirement benefits for its employees. The Bank contributed $63,600 and $63,500 to its employees 401(k) plan obligation for the years ended December 31, 2000 and 1999, respectively.

8.   Financial Instruments with Off-Balance Sheet Risk

     The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters-of-credit, which involve varying degrees of credit risk in excess of the amount recognized in the balance sheets. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters-of-credit is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

8.   Financial Instruments with Off-Balance Sheet Risk
(continued)

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit-worthiness on a case-by-case basis.

     Standby letters-of-credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending loan facilities to customers.

                                           December 31,
                                         ------------------
                                           2000       1999
                                         -------   ---------
  Financial instruments whose contract
   amounts represent credit risk (in
   thousands):
    Commitments to extend credit          $32,670   $44,304
    Standby letters-of-credit                 664       628


9.   Regulatory Restrictions

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the banks' assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2000, that the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 2000, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized or adequately capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios, as set forth in the tables below.


                                                                               To Be Well
                                                                              Capitalized Under
                                                         For Capital          Prompt Corrective
                                      Actual          Adequacy Purposes       Action Provisions
                                -------------------  -------------------   ----------------------
                                   Amount    Ratio      Amount     Ratio      Amount       Ratio
                                -----------  ------  ------------  -----   -------------  -------
 As of December 31, 2000:

 Total capital (to risk-weighted
  assets):

 State National Bank of
  West Texas                    $17,348,000   12.2%  >$11,385,680  >8.0%    >$14,232,100    >10.0%
                                                     -             -        -               -

 Tier 1 capital (to risk-weighted
  assets):

 State National Bank of
  West Texas                     15,867,000   11.2%  >  5,692,840  >4.0%    >  8,539,260    > 6.0%
                                                     -             -        -               -


 Tier 1 capital (to average
  assets):

 State National Bank of
  West Texas                     15,867,000    7.8%  >  8,141,480  >4.0%    > 10,176,850    > 5.0%
                                                     -             -        -               -
 As of December 31, 1999:

 Total capital (to risk-weighted
  assets):

 State National Bank of
  West Texas                    $16,417,000   12.3%  >$10,655,840  >8.0%    >$13,319,800    >10.0%
                                                     -             -        -               -

 Tier 1 capital (to risk-weighted
  assets):

 State National Bank of
  West Texas                     14,874,000   11.2%  >  5,327,920  >4.0%    >  7,991,880    > 6.0%
                                                     -             -        -               -


 Tier 1 capital (to average assets):

 State National Bank of
  West Texas                     14,874,000    7.5%   > 7,966,680  > 4.0%   >  9,958,350    > 5.0%
                                                      -            -        -               -

     Dividends that may be paid by the Bank are routinely restricted by various regulatory authorities. The amount that can be paid in any calendar year without prior approval of the Bank's regulatory agencies cannot exceed the lesser of net profits (as defined) for that year plus the net profits for the preceding two calendar years, or retained earnings. At December 31, 2000, without regulatory approval, approximate dividends available to SNBI from the Bank totaled $491,000.

10.  Fair Values of Financial Instruments

     Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments (SFAS 107), requires disclosure of fair value information about financial instruments, whether or not recognized on the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. SFAS 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. This disclosure does not and is not intended to represent the fair value of the Bank.

     A summary of the carrying amounts and estimated fair values of financial instruments at December 31, 2000 and 1999, is as follows (in thousands):

                             2000                    1999
                     -------------------     --------------------
                   Carrying    Estimated    Carrying    Estimated
                    Amount     Fair Value    Amount    Fair Value
                   --------   -----------   ---------  ----------
Cash and cash
 equivalents       $23,963      $23,963      $31,363     $31,363
  Securities:
   Available-
    for-sale        46,459       46,459       36,704      36,704

   Held-to-
    maturity        13,517       13,495       19,114      18,956

Loans, net         122,637      124,764      113,490     112,573
Deposits           196,689      196,583      190,909     190,785

     The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments.

Cash and Cash Equivalents

     The carrying amounts reported in the balance sheets for cash and short-term investments approximate their fair value.

Securities

     The fair value of investment securities is based on prices obtained from independent pricing services, which are based on quoted market prices for the same or similar securities.

Loans

     For variable-rate loans that reprice frequently with no significant change in credit risk, fair values are generally based on carrying values. The fair value for other loans is estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximated its fair value.

Deposits

     SFAS 107 defines the fair value of demand deposits as the amount payable on demand, and prohibits adjusting fair value for any deposit base intangible. The deposit base intangible is not considered in the fair value amounts. The carrying amounts for variable-rate money market accounts approximate their fair value. Fixed-term certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities.

Off-Balance Sheet Instruments

     Fair values for the Bank's off-balance sheet instruments, which consist of lending commitments and standby letters of credit, are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. Management believes that the fair value of these off-balance sheet instruments is not material.

11.  Commitments and Contingencies

     The Bank is involved in various litigation proceedings incidental to the ordinary course of business. In the opinion of management, the ultimate liability, if any, resulting from such litigation would not be material in relation to the Bank's financial condition, results of operations, or liquidity.

     The Bank has certain noncancelable operating leases for certain branch facilities. Rent expense incurred under operating leases amounted to $125,000 and $65,000 for the years ended
December 31, 2000 and 1999, respectively.

     Minimum future lease payments under operating leases are as follows (in thousands):
                                          Minimum
           Year ending December 31        Payments
           ------------------------     -----------

                  2001                    $116,000
                  2002                     105,000
                  2003                      95,000
                  2004                      48,000
                  2005 and thereafter            -
                                          --------
                                          $364,000
                                          ========

12.  Related Party Transactions

     There are parent-subsidiary relationships among the Bank, SNBI and other SNBI subsidiaries. Further, there are common directors and officers of the related entities. In the ordinary course of business, the Bank has loans, deposits and other transactions with directors and officers of various related entities. It is the Bank's policy that all such transactions are entered into on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties.

13.  Subsequent Events (Unaudited)

     On March 9, 2001, SNB Abilene, an indirect subsidiary bank of Independent Bankshares, Inc. (IBK), was merged with and into the Bank. The Bank continued as the surviving entity in the merger. Immediately after the merger, SNBI, the indirect owner of all of the common stock of IBK, caused to be contributed to IBK and IBK, in turn, contributed to Independent Financial Corp., its wholly owned subsidiary, all of the capital stock of the Bank. The result of the transaction was that SNB Abilene was merged into the Bank, which became an indirect wholly owned subsidiary of IBK. There was no merger consideration paid as, prior to the transactions, the Bank and SNB Abilene were both direct or indirect wholly owned subsidiaries of SNBI.

     SNB Abilene is a community bank that offers interest and non-interest bearing depository accounts, and makes consumer and commercial loans. At March 9, 2001, SNB Abilene had total assets of $479,870,000, total deposits of $398,345,000, total loans, net of unearned income, of $231,458,000 and stockholder's equity of $74,756,000. At March 9, 2001, the Bank had total assets of $217,205,000, total deposits of $196,809,000, total loans, net of unearned income, of $116,523,000 and stockholder's equity of $19,086,000.

(b)  Pro Forma Financial Information

Pursuant to paragraph (b)(2) of Item 7 of Form 8-K, the Company hereby files the following unaudited pro forma financial information:

  *   Introductory Paragraphs............................   21

  *   Pro forma Combined Balance Sheet as of
       December 31,  2000(unaudited)....................    22

  *   Pro forma Combined Statement of Operations for the
       Year Ended December 31, 2000, for the Company
       (consolidated) and for the Bank (unaudited).......   23

Introductory Paragraphs

     The unaudited pro forma combined balance sheet at December 31, 2000 combines historical financial information of the Company and the Bank at December 31, 2000, as if the merger of the Abilene Bank, with and into the Bank had occurred on December 31, 2000. The unaudited pro forma combined statement of operations for the year ended December 31, 2000 combines historical financial information of the Company (consolidated) and the Bank for the year ended December 31, 2000 as if the merger of the Abilene Bank with and into the Bank had occurred on January 1, 2000.

     The pro forma financial statements do not purport to represent what the companies' financial position or results of operations would have been if the merger in fact had occurred on January 1, 2000, or to project the companies' financial position or results of operations for any future date or period.

     The pro forma adjustments are based upon available information and upon certain assumptions as described in the pro forma financial statements that the Company believes are reasonable in the circumstances. The purchase price, including costs incurred by SNBI associated with the acquisition of the Company, has been allocated to net assets acquired based on preliminary estimates of their fair values. Amounts may be subsequently revised.

     The pro forma data should be read in conjunction with the notes to the unaudited pro forma combined financial information and the historical audited and unaudited financial statements and notes thereto of the Bank.



                                                    Independent Bankshares, Inc.
                                                        Pro Forma Balance Sheet
                                                            December 31, 2000
                                                                (Unaudited)


                                                                                   Pro Forma
                                  Consolidated       State                        Consolidated
                                  Independent    National Bank    Pro Forma       Independent
                                Bankshares, Inc. of West Texas   Merger Entries  Bankshares, Inc.
                                ---------------- --------------  --------------  ---------------
Assets
 Cash and Due from Banks         $  34,772,000     $ 10,643,000   $           -     $ 45,415,000
 Interest-bearing Deposits                   -          500,000                          500,000
  in Other Banks
 Federal Funds Sold                 26,450,000       12,820,000                       39,270,000
Securities:
 Held-to-maturity                            -       13,517,000                       13,517,000
 Available-for-sale                117,207,000       46,459,000                      163,666,000
                                 -------------     ------------   -------------     ------------
  Total Securities                 117,207,000       59,976,000               -      177,183,000
                                 -------------     ------------   -------------     ------------

Loans:
 Total Loans                       242,815,000      124,118,000                      366,933,000
 Less: Allowance for Loan
  Losses                            (6,898,000)      (1,481,000)                      (8,379,000)
                                 -------------     ------------   -------------     ------------
   Net Loans                       235,917,000      122,637,000                      358,554,000
                                 -------------     ------------   -------------     ------------
Intangible Assets, Net              46,795,000        2,381,000                       49,176,000
Premises & Equipment, Net           12,496,000        3,359,000                       15,855,000
Accrued Interest Receivable          4,615,000        3,399,000                        8,014,000
Other Assets                         2,223,000        1,006,000                        3,229,000
                                 -------------     ------------   -------------     ------------

Total Assets                     $ 480,475,000     $216,721,000   $           -     $697,196,000
                                 =============     ============   =============     ============

Liabilities and
 Shareholder's Equity
Deposits:
 Noninterest-bearing Demand
  Deposits                       $  71,223,000     $ 29,572,000   $           -     $100,795,000
 Interest-bearing Demand
  Deposits                         129,419,000       59,533,000                      188,952,000
 Interest-bearing Time
  Deposits                         195,640,000      107,584,000                      303,224,000
                                 -------------     ------------   -------------     ------------
   Total Deposits                  396,282,000      196,689,000               -      592,971,000

Accrued Interest Payable             1,715,000          776,000                        2,491,000
Other Liabilities                    5,279,000          592,000                        5,871,000
Deferred Taxes Payable               2,975,000                -                        2,975,000
                                 -------------     ------------   -------------     ------------
                                   406,251,000      198,057,000               -      604,308,000
                                 -------------     ------------   -------------     ------------
Guaranteed Preferred
 Beneficial Interests in the
  Company's Subordinated
   Debentures                       10,904,000                -                       10,904,000
                                 -------------     ------------   -------------     ------------

Shareholder's Equity
 Common Stock                          568,000        7,500,000      (7,500,000)(A)      568,000
 Additional Paid-in Capital         62,588,000       10,500,000       7,991,000 (A)   81,079,000
 Retained Earnings (Deficit)        (1,281,000)         491,000        (491,000)(A)   (1,281,000)
 Other Comprehensive Income          1,445,000          173,000                        1,618,000
                                 -------------     ------------   -------------     ------------
Total Shareholder's Equity          63,320,000       18,664,000               -       81,984,000
                                 -------------     ------------   -------------     ------------

Total Liabilities and
 Shareholder's Equity            $ 480,475,000     $216,721,000   $           -     $697,196,000
                                 =============     ============   =============     ============



(A) To reflect the contribution of the common stock of the Bank to the Company.


                                           Independent Bankshares, Inc.
                                        Pro Forma Statement of Operations
                                      For the Year Ended December 31, 2000
                                                 (Unaudited)


                      Historical    Pro Forma                               Historical     Pro Forma
                     Consolidated   Purchase                    Historical     State      Consolidated
                     Independent   Accounting                     United     National     Independent
                     Bankshares,   Adjustments                    Bank &     Bank, West    Bankshares,
                         Inc.          (A)           Subtotal    Trust (B)    Texas (G)       Inc.
                     ------------  -------------  ------------ ------------  -----------  ------------
Interest Income:
 Interest and Fees
  on Loans            $20,311,000  $   171,000(C)   $20,482,000  $4,433,000  $ 10,926,000  $35,841,000
 Interest on
  Securities            6,594,000            -        6,594,000     831,000     3,983,000   11,408,000
 Interest on
  Deposits in Other
   Banks                        -            -               -            -        27,000       27,000
 Interest on
  Federal Funds
   Sold                 1,684,000            -        1,684,000      61,000       707,000    2,452,000
                      -----------  -----------      -----------  ----------  ------------  -----------
   Total Interest
    Income             28,589,000      171,000       28,760,000   5,325,000    15,643,000   49,728,000
                      -----------  -----------      -----------  ----------  ------------  -----------

Interest Expense:
 Interest on
  Deposits             12,367,000            -       12,367,000   2,406,000     7,897,000   22,670,000
 Interest on
  Federal Funds
   Purchased and
   Securities Sold
   Under Repurchase
   Agreements                   -            -                -           -         7,000        7,000
                      -----------  -----------     ------------  ----------  ------------  -----------
     Total Interest
      Expense          12,367,000            -       12,367,000   2,406,000     7,904,000   22,677,000
                      -----------  -----------     ------------  ----------  ------------  -----------

Net Interest
 Income                16,222,000      171,000       16,393,000   2,919,000     7,739,000   27,051,000
Provision for
 Loan Losses            2,238,000            -        2,238,000     158,000       277,000    2,673,000
                      -----------  -----------     ------------  ----------  ------------  -----------
Net Interest
 Income After
 Provision for
 Loan Losses           13,984,000      171,000       14,155,000   2,761,000     7,462,000   24,378,000
                      -----------  -----------     ------------  ----------  ------------  -----------

Noninterest
 Income:
  Service Charges       2,920,000            -        2,920,000     666,000       698,000    4,284,000
  Trust Fees              258,000            -          258,000           -             -      258,000
  Other Income            213,000            -          213,000      19,000       237,000      469,000
                      -----------  -----------     ------------  ----------  ------------  -----------
   Total Non-
    Interest Income     3,391,000            -        3,391,000     685,000       935,000    5,011,000
                      -----------  -----------     ------------  ----------  ------------  -----------
Noninterest
 Expense:
  Salaries and
   Employee Benefits    7,165,000            -        7,165,000   1,354,000     2,824,000   11,343,000

  Amortization of
  Intangible Assets     2,006,000      948,000(D)     2,954,000     484,000       220,000    3,658,000

  Net Occupancy
   Expense              1,672,000            -        1,672,000      72,000       381,000    2,125,000
  Merger Related
   Expenses             1,970,000            -        1,970,000           -          -       1,970,000
  Equipment Expense     1,272,000            -        1,272,000     103,000       411,000    1,786,000
  Professional Fees     1,117,000            -        1,117,000     103,000       175,000    1,395,000
  Distribution on
   Guaranteed Preferred
   Beneficial Interests
   in the Company's
   Subordinated
   Debentures           1,112,000        9,000(E)     1,121,000           -             -    1,121,000
 Stationery,
  Printing and
  Supplies Expense        547,000            -          547,000      68,000       144,000      759,000
 Net Costs
  Applicable to
  Other Real Estate
  and Other
  Repossessed Assets        6,000            -            6,000      20,000             -       26,000
 Other Expenses         2,788,000            -        2,788,000     438,000     1,617,000    4,843,000
                      -----------  -----------     ------------  ----------  ------------  -----------
  Total Noninterest
   Expense             19,655,000      957,000       20,612,000   2,642,000     5,772,000   29,026,000
                      -----------  -----------     ------------  ----------  ------------  -----------
Income (Loss)
 Before Income
  Taxes                (2,280,000)    (786,000)      (3,066,000)    804,000     2,625,000      363,000
Income Taxes              209,000        8,000(F)       217,000     279,000       899,000    1,395,000
                      -----------  -----------     ------------  ----------  ------------  -----------

  Net Income (Loss)   $(2,489,000) $  (794,000)    $ (3,283,000) $  525,000  $  1,726,000  $(1,032,000)
                      ===========  ===========     ============  ==========  ============  ===========


(A) Reflects the impact of pro forma adjustments related to SNBI's acquisition of the Company as of August 11, 2000, as if the acquisition had been consummated on January 1, 1999, and the amortization of the purchase accounting adjustments had been pushed down to the Company. Accordingly, reflects the pro forma adjustments from January 1, 2000, to August 11, 2000, as the historical amounts from August 12, 2000, to December 31, 2000, are included in the Company's historical consolidated amounts.

(B)    Reflects the pro forma effect of the contribution of United
       Bank & Trust ("UB&T") to the Company by SNBI on November 13, 2000. The historical UB&T results presented herein reflect UB&T results of operations from January 1, 2000, through August 11, 2000, because UB&T's results of operations are already included in the Company's historical consolidated amounts from August 12, 2000, to December 31, 2000.

(C) Reflects the pro forma impact related to a purchase price adjustment made to adjust certain long term fixed rate loans of the Company to a market interest rate of 10%.

(D) Reflects the amortization of goodwill of $26,433,000 amortized over 20 years, plus pro forma amortization expense of $984,000 related to the acquired core deposit intangible ($12,598,000) less amortization expense of $845,000 recorded on the historical financial statements.

(E) Reflects the pro forma accretion of the premium on the Trust Preferred Securities of Independent Capital Trust to adjust the effective rate on the Trust Preferred Securities from the stated rate of 8.5% to a market rate of 10.26%.

(F) Reflects the tax benefit of the above pro forma adjustments using an effective rate of 34%, excluding goodwill amortization expense of $810,000 which is not deductible.

(G) Reflects the pro forma effect of the March 9, 2001, merger of the Abilene Bank with and into the Bank and the subsequent contribution of the Bank to the Company. The historical results presented herein reflect the results of operations from January 1, 2000, through December 31, 2000, for the Bank.

(c)  Exhibits

     Exhibit No.    Document Description
     -----------    --------------------

          2.1 Agreement and Plan of Merger dated February 21, 2001, but effective March 9, 2001, between State National Bank of West Texas and State National Bank of West Texas, Abilene, Texas (previously filed).

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   INDEPENDENT BANKSHARES, INC.



Date: May 11, 2001                By:  /s/Randal N. Crosswhite
                                        -----------------------
                                        Randal N. Crosswhite
                                        Chief Financial Officer



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